EXHIBIT 10.7
Translation
Form of Voting Rights Agreement
This Agreement is entered into on _________ in Beijing by the following parties:

Party A:	[Nominee Shareholder]
ID No.:
Party B: Nanning Jetlong Technology Co., Ltd.
Registered address: Room 507, Floor 5, Maohong Building, No. 15 Chuangxin West Road, Nanning
Legal Representative: Dang He
Target Company: [Affiliated Consolidated Entity]
Registered address:
Legal Representative: [Nominee Shareholder]
Whereas:
(1)	Party A is a legal citizen of the People’s Republic of China (the “PRC”) and currently legally holds ___% of equity interest in [Affiliated Consolidated Entity] (the “Target Company”).

(2)	The Target Company is a limited liability company established and validly existing under PRC laws.

(3)	Party B is a wholly foreign owned company established and validly existing under PRC laws and intends to acquire the ___% equity interest held by Party A in the Target Company as provided in the Option and Cooperation Agreement entered into between Party B and Party A on _________.
     On the basis of equality and following the principles of free will and fairness, upon friendly negotiation, Party A, Party B and the Target Company agree to the following:

Article 1	Before Party B becomes the shareholder of the Target Company as approved by competent government authorities in accordance with the Option and Cooperation Agreement and accomplishes all legal procedures related to transfer of all equity interest in the Target Company, Party A undertakes to authorize Party B or Party B’s designee to exercise every shareholder’s voting right provided by the articles of association of the Target Company and held by him as a shareholder of the Target Company.

Article 2	The Target Company hereby acknowledges its understanding and agrees that Party A may authorize Party B or Party B’s designee to exercise the shareholder’s voting right provided by the articles of association of the Target Company and consult with Party B before exercising other shareholder’s rights provided by PRC laws and regulations of the articles of association of the Target Company and follow Party B’s advice in exercising his shareholder’s rights.

Article 3	Any breach of Party A or the Target Company of its undertaking hereunder or any provision hereof will constitute a breach of contract of Party A. In such case, Party B shall have the right to require Party A to implement this Agreement in accordance with provisions hereof or require Party A to be liable for complete and full compensation.

Article 4	For any dispute arising between the parties hereto with respect to any content or implementation of this Agreement, the parties shall discuss friendly. In failure of discussion, any party shall have the right to submit such dispute for arbitration by the Beijing Commission of China International Economic and Trade Arbitration Commission.

Article 5	The parties hereto shall discuss matters not covered by this Agreement and enter into written supplementary agreements, which shall have the same effect as this Agreement after the parties execute and affix official seals thereon.

Article 6	This Agreement is executed in three originals, each of which is kept by each party and has the same effect.
Party A, Party B and the Target Company have duly executed this Agreement on the date and at the place set forth first above in witness of good faith and compliance.
Party A: [Nominee Shareholder]
Signature:
Party B: Nanning Jetlong Technology Co., Ltd.
Signature of Authorized Representative/ Seal
Target Company: [Affiliated Consolidated Entity]
Signature of Authorized Representative/ Seal

2